
                                    Computation of Net Income (Loss) Per Common Share

                                                                             Years Ended December 31,
                                                      -------------------- ------------------------- ----------------------
                                                              1996                    1995                     1994
                                                      -------------------- ------------------------- ----------------------
Primary:
  Weighted average shares outstanding                          10,917,920                11,023,921             11,144,938
  Net effect of dilutive stock options used on
  the treasury stock method using average
  market price                                                          -                         *                      *
                                                      -------------------- ------------------------- ----------------------
                                                               10,917,920                11,023,921             11,144,938
                                                      ==================== ========================= ======================
Net income (loss)                                              $4,321,645              $(3,532,442)           $(4,414,468)
                                                      ==================== ========================= ======================
Per share                                                           $0.40                   $(0.32)                $(0.40)
                                                      ==================== ========================= ======================
Fully diluted:
  Weighted average shares outstanding                          10,917,920                11,023,921             11,144,938
  Net effect of dilutive stock options based on
  the treasury stock method using ending
  market price, if higher than average market
  price                                                                 -                         *                      *
                                                      ==================== ========================= ======================
                                                               10,917,920                11,023,921             11,144,938
                                                      ==================== ========================= ======================

Net income (loss)                                              $4,321,645              $(3,532,442)           $(4,414,468)
                                                      ==================== ========================= ======================

Per Share                                                           $0.40                   $(0.32)                $(0.40)
                                                      ==================== ========================= ======================
* Antidilutive
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